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                                                                    EXHIBIT 10.9

Rodman & Renshaw Capital Group, Inc.
120 South LaSalle Street
Chicago, Illinois  60603

Attn:  Charles W. Daggs/James D. Van De Graaff


This is to confirm to you our agreement between Confia, Grand Cayman Branch and Rodman & Renshaw Capital Group, Inc. for a loan with the following terms and conditions:

Principal Amount:                     $ 10,000,000.00 U.S.Dollars
Issue Date:                           June 22, 1994
Maturity Date:                        December 19, 1994
No. of Days:                          180 Days
Interest Rate:                        11.50%
Commitment Fee 0.50% Paid Up          $ 50,000.00 U.S. Dollars Due June 22, 1994
Front on June 22, 1994
Payment Instructions:                 Swiss Bank Corporation, New York Branch
                                      ABA No. 026 007 993
                                      Account No. 101-WA-012297-000
                                      Account Name:  Confia, Grand Cayman Branch

Please sign this letter and the Promissory Note attached and return those documents to my attention to my fax no. (011) -528-363-3728 in Monterrey, Mexico.

Regards


/s/JAVIER CHAVEZ                                   /S/CHARLES W. DAGGS
- - ---------------------------                        ------------------------
Javier Chavez                                      Charles W. Daggs
Confia, Grand Cayman Branch                        Rodman & Renshaw Capital
                                                   Group, Inc.
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                  CONFIA, S.A., INSTITUCION DE BANCA MULTIPLE,
                             ABACO GRUPO FINANCIERO


                                PROMISSORY NOTE


By means of this PROMISSORY NOTE, the SUBSCRIBER unconditionally promises to pay to the order of Confia, S.A., Institucion de Banca Multiple, Abaco Grupo Financiero, Grand Cayman Branch (the "BANK"), the principal amount of USD$10,000,000.00 (Ten Million 00/100 U.S. Dlls) lawful currency of the United States of America precisely on December 19, 1994.

The SUBSCRIBER promises to pay on December 19, 1994 interest on the principal amount hereof an annual rate of interest of 11.50%.

In the event the SUBSCRIBER shall fail to pay the principal amount hereof as and when due hereunder, the unpaid amount shall bear interest from the date such payment was due until payment in full calculated on a daily basis of a rate per annum of 30%.

Interest hereunder shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

The principal amount hereof and interest thereon shall be payable to the BANK in New York, New York, U.S.A., at the office of Swiss Bank, Co. of New York, for the credit of BANK's account No. 101-WA-012297-000, in freely transferable Dollars and in same day funds, no later than 12:00 noon (New York time), on the date on which such payments are due.

Whenever any payment to be made hereunder shall be stated to be due on a day which is not a business day, (meaning a day of the year on which banks in London, England, carry on transactions in Dollars and banks in New York City, U.S.A. and in Mexico City, United Mexican States ("Mexico") are not required or authorized to close), such payment shall become due on the next following business day.

The SUBSCRIBER agrees to make all payments in respect of principal and interest free and clear of and without deduction, charge or withholding, or any tax liabilities imposed on such amounts, actually or in the future payable in any jurisdiction. If at any time Mexico (or any other country entitled to do so) or any political subdivision or any taxing authority thereof or therein shall impose, charge or collect any tax, charge, withholding, deduction, levy, or any other fiscal liability together with interest, penalties, fines, or charges thereof (the "Taxes"), on or with respect hereto or to any payment hereunder, the SUBSCRIBER agrees to pay, immediately to the appropriate tax authority, on behalf of the BANK the amount of any such additional amounts required to ensure the BANK received the full amount that the BANK would have received had no such payment of taxes been made.

The SUBSCRIBER hereby irrevocably submits to the jurisdiction of any New York State court or any United States court sitting in New York City, New York, United States or any competent court of Mexico City, Mexico or of the city of Monterrey, N.L., Mexico, in any action or proceeding arising
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out of or relating to this PROMISSORY NOTE, as the plaintiff in such action or proceeding may elect and the SUBSCRIBER hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any of such courts. The SUBSCRIBER irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to laying of venue of any suit, action or proceeding with respect to this PROMISSORY NOTE brought in any court aforementioned, and the SUBSCRIBER further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The SUBSCRIBER hereby expressly waives all rights to any other jurisdiction, which they may now or hereafter have any reason of its present or subsequent domicile.

The SUBSCRIBER hereby consents to service of process upon them in any action or proceeding arising out of or relating to this PROMISSORY NOTE: (i) if in the State of New York, United States, at the address of CT Corporation System (the "Process Agent"), (ii) and in the Federal District of Mexico or in Monterrey, N.L., Mexico, at the domicile appearing under their respective name in this signature page.

This PROMISSORY NOTE is executed in an English and Spanish version, both of which shall bind the SUBSCRIBER and constitute one and the same PROMISSORY NOTE, provided however, that in the case of doubt as to the proper interpretation or construction of this PROMISSORY NOTE; the English text shall be controlling in all cases, except that in the case of any legal proceeding instituted in any court of Mexico the Spanish text shall be controlling.

This PROMISSORY NOTE is executed in Chicago, Illinois, USA, on June 22nd, 1994.


THE SUBSCRIBER

/s/Charles W. Daggs
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By:  Rodman & Renshaw Capital Group, Inc.
     represented by Mr. Charles W. Daggs
Address:      120 South LaSalle Street
              Chicago, Illinois  60603, USA